Exhibit 10.30

PG&E Corporation

2006 Long-Term Incentive Plan

PG&E Corporation
2006 Long-Term Incentive Plan
(As adopted effective January 1, 2006, and
as amended on February 15, 2006, December 20, 2006, and October 17, 2007)

1. Establishment, Purpose and Term of Plan.

1.1 Establishment.  The PG&E Corporation 2006 Long-Term Incentive Plan (the “Plan”) is hereby established effective as of January 1, 2006 (the “Effective Date”), provided it has been approved by the shareholders of the Company.

1.2 Purpose.  The purpose of the Plan is to advance the interests of the Participating Company Group and its shareholders by providing an incentive to attract and retain the best qualified personnel to perform services for the Participating Company Group, by motivating such persons to contribute to the growth and profitability of the Participating Company Group, by aligning their interests with interests of the Company’s shareholders, and by rewarding such persons for their services by tying a significant portion of their total compensation package to the success of the Company.  The Plan seeks to achieve this purpose by providing for Awards in the form of Options, Stock Appreciation Rights, Restricted Stock Awards, Performance Shares, Performance Units, Restricted Stock Units, Deferred Compensation Awards and other Stock-Based Awards as described below.

1.3 Term of Plan.  The Plan shall continue in effect until the earlier of its termination by the Board or the date on which all of the shares of Stock available for issuance under the Plan have been issued and all restrictions on such shares under the terms of the Plan and the agreements evidencing Awards granted under the Plan have lapsed.  However, all Awards shall be granted, if at all, within ten (10) years from the Effective Date.  Moreover, Incentive Stock Options shall not be granted later than ten (10) years from the date of shareholder approval of the Plan.

2. Definitions and Construction.

2.1 Definitions.    Whenever used herein, the following terms shall have their respective meanings set forth below:

(a) “Affiliate” means (i) an entity, other than a Parent Corporation, that directly, or indirectly through one or more intermediary entities, controls the Company or (ii) an entity, other than a Subsidiary Corporation, that is controlled by the Company directly, or indirectly through one or more intermediary entities.    For this purpose, the term “control” (including the term “controlled by”) means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of the relevant entity, whether through the ownership of voting securities, by contract or otherwise; or shall have such other meaning assigned such term for the purposes of registration on Form S-8 under the Securities Act.

(b) “Award” means any Option, SAR, Restricted Stock Award, Performance Share, Performance Unit, Restricted Stock Unit or Deferred Compensation Award or other Stock-Based Award granted under the Plan.

(c) “Award Agreement” means a written agreement between the Company and a Participant setting forth the terms, conditions and restrictions of the Award granted to the Participant.

(d) “Board” means the Board of Directors of the Company.

(e) “Change in Control” means, unless otherwise defined by the Participant’s Award Agreement or contract of employment or service, the occurrence of any of the following:

(i) any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act, but excluding any benefit plan for Employees or any trustee, agent or other fiduciary for any such plan acting in such person’s capacity as such fiduciary), directly or indirectly, becomes the “beneficial owner” (as defined in Rule 13d-3 promulgated under the Exchange Act), of stock of the Company representing twenty percent (20%) or more of the combined voting power of the Company’s then outstanding voting stock; or

(ii) during any two consecutive years, individuals who at the beginning of such period constitute the Board cease for    any reason to constitute at least a majority of the Board, unless the election, or the nomination for election by the shareholders of the Company, of each new Director was approved by a vote of at least two-thirds (2/3) of the Directors then still in office who were Directors at the beginning of the period; or

(iii) the consummation of any consolidation or merger of the Company other than a merger or consolidation which would result in the voting stock of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting stock of the surviving entity or any parent of such surviving entity) at least seventy percent (70%) of the Combined Voting Power of the Company, such surviving entity or the parent of such surviving entity outstanding immediately after the merger or consolidation; or

(iv) the approval of the Shareholders of the Company of any (1) sale, lease, exchange or other transfer (in one or a series of related transactions) of all or substantially all of the assets of the Company, or (2) any plan or proposal for the liquidation or dissolution of the Company.

For purposes of paragraph (iii), the term “Combined Voting Power” shall mean the combined voting power of the Company’s or other relevant entity’s then outstanding voting stock.

(f) “Code” means the Internal Revenue Code of 1986, as amended, and any applicable regulations promulgated thereunder.

(g) “Committee” means the Nominating, Compensation, and Governance Committee or other committee of the Board duly appointed to administer the Plan and having

such powers as shall be specified by the Board.    If no committee of the Board has been appointed to administer the Plan, the Board shall exercise all of the powers of the Committee granted herein, and, in any event, the Board may in its discretion exercise any or all of such powers.

(h) “Company” means PG&E Corporation, a California corporation, or any successor corporation thereto.

(i) “Consultant” means a person engaged to provide consulting or advisory services (other than as an Employee or a member of the Board) to a Participating Company, provided that the identity of such person, the nature of such services or the entity to which such services are provided would not preclude the Company from offering or selling securities to such person pursuant to the Plan in reliance on registration on a Form S-8 Registration Statement under the Securities Act.

(j) “Deferred Compensation Award” means an award of Stock Units granted to a Participant pursuant to Section 12 of the Plan.

(k) “Director” means a member of the Board.

(l) “Disability” means the permanent and total disability of the Participant, within the meaning of Section 22(e)(3) of the Code.

(m) “Dividend Equivalent” means a credit, made at the discretion of the Committee or as otherwise provided by the Plan, to the account of a Participant in an amount equal to the cash dividends paid on one share of Stock for each share of Stock represented by an Award held by such Participant.

(n) “Employee” means any person treated as an employee (including an Officer or a member of the Board who is also treated as an employee) in the records of a Participating Company and, with respect to any Incentive Stock Option granted to such person, who is an employee for purposes of Section 422 of the Code; provided, however, that neither service as a member of the Board nor payment of a director’s fee shall be sufficient to constitute employment for purposes of the Plan.  The Company shall determine in good faith and in the exercise of its discretion whether an individual has become or has ceased to be an Employee and the effective date of such individual’s employment or termination of employment, as the case may be.  For purposes of an individual’s rights, if any, under the Plan as of the time of the Company’s determination, all such determinations by the Company shall be final, binding and conclusive, notwithstanding that the Company or any court of law or governmental agency subsequently makes a contrary determination.

(o) “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(p) “Fair Market Value” means, as of any date, the value of a share of Stock or other property as determined by the Committee, in its discretion, or by the Company, in its discretion, if such determination is expressly allocated to the Company herein, subject to the following:

(i) Except as otherwise determined by the Committee, if, on such date, the Stock is listed on a national or regional securities exchange or market system, the Fair Market Value of a share of Stock shall be the closing price of a share of Stock as quoted on the New York Stock Exchange or such other national or regional securities exchange or market system constituting the primary market for the Stock, as reported in The Wall Street Journal or such other source as the Company deems reliable.  If the relevant date does not fall on a day on which the Stock has traded on such securities exchange or market system, the date on which the Fair Market Value shall be established shall be the last day on which the Stock was so traded prior to the relevant date, or such other appropriate day as shall be determined by the Committee, in its discretion.

(ii) Notwithstanding the foregoing, the Committee may, in its discretion, determine the Fair Market Value on the basis of the opening, closing, high, low or average sale price of a share of Stock or the actual sale price of a share of Stock received by a Participant, on such date, the preceding trading day, the next succeeding trading day or an average determined over a period of trading days.  The Committee may vary its method of determination of the Fair Market Value as provided in this Section for different purposes under the Plan.

(iii) If, on such date, the Stock is not listed on a national or regional securities exchange or market system, the Fair Market Value of a share of Stock shall be as determined by the Committee in good faith without regard to any restriction other than a restriction which, by its terms, will never lapse.

(q) “Incentive Stock Option” means an Option intended to be (as set forth in the Award Agreement) and which qualifies as an incentive stock option within the meaning of Section 422(b) of the Code.

(r) “Insider” means an Officer, a Director or any other person whose transactions in Stock are subject to Section 16 of the Exchange Act.

(s) “Mandatory Retirement” means retirement as a Director at age 70 or at such other age as may be specified in the retirement policy for the Board in effect at the time of a Nonemployee Director’s termination of Service as a Director.

(t) “Net-Exercise” means a procedure by which the Participant will be issued a number of shares of Stock determined in accordance with the following formula:

X = Y(A-B)/A, where
X = the number of shares of Stock to be issued to the Participant upon exercise of the Option;
Y = the total number of shares with respect to which the Participant has elected to exercise the Option;
A = the Fair Market Value of one (1) share of Stock;
B = the exercise price per share (as defined in the Participant’s Award Agreement).

(u) “Nonemployee Director” means a Director who is not an Employee.

(v) “Nonemployee Director Award” means an Award granted to a Nonemployee Director pursuant to Section 7 of the Plan.

(w) “Nonstatutory Stock Option” means an Option not intended to be (as set forth in the Award Agreement) an incentive stock option within the meaning of Section 422(b) of the Code.

(x) “Officer” means any person designated by the Board as an officer of the Company.

(y) “Option” means the right to purchase Stock at a stated price for a specified period of time granted to a Participant pursuant to Section 6 or Section 7 of the Plan.  An Option may be either an Incentive Stock Option or a Nonstatutory Stock Option.

(z) “Option Expiration Date” means the date of expiration of the Option’s term as set forth in the Award Agreement.

(aa) “Parent Corporation” means any present or future “parent corporation” of the Company, as defined in Section 424(e) of the Code.

(bb) “Participant” means any eligible person who has been granted one or more Awards.

(cc) “Participating Company” means the Company or any Parent Corporation, Subsidiary Corporation or Affiliate.

(dd) “Participating Company Group” means, at any point in time, all entities collectively which are then Participating Companies.

(ee) “Performance Award” means an Award of Performance Shares or Performance Units.

(ff) “Performance Award Formula” means, for any Performance Award, a formula or table established by the Committee pursuant to Section 10.3 of the Plan which provides the basis for computing the value of a Performance Award at one or more threshold levels of attainment of the applicable Performance Goal(s) measured as of the end of the applicable Performance Period.

(gg) “Performance Goal” means a performance goal established by the Committee pursuant to Section 10.3 of the Plan.

(hh) “Performance Period” means a period established by the Committee pursuant to Section 10.3 of the Plan at the end of which one or more Performance Goals are to be measured.

(ii) “Performance Share” means a bookkeeping entry representing a right granted to a Participant pursuant to Section 10 of the Plan to receive a payment equal to the value of a Performance Share, as determined by the Committee, based on performance.

(jj) “Performance Unit” means a bookkeeping entry representing a right granted to a Participant pursuant to Section 10 of the Plan to receive a payment equal to the value of a Performance Unit, as determined by the Committee, based upon performance.

(kk) “Restricted Stock Award” means an Award of Restricted Stock.

(ll) “Restricted Stock Unit” or “Stock Unit” means a bookkeeping entry representing a right granted to a Participant pursuant to Section 11 or Section 12 of the Plan, respectively, to receive a share of Stock on a date determined in accordance with the provisions of Section 11 or Section 12, as applicable, and the Participant’s Award Agreement.

(mm) “Restriction Period” means the period established in accordance with Section 9.4 of the Plan during which shares subject to a Restricted Stock Award are subject to Vesting Conditions.

(nn) “Retirement” means termination as an Employee of a Participating Company at age 55 or older, provided that the Participant was an Employee for at least five consecutive years prior to the date of such termination.

(oo) “Rule 16b-3” means Rule 16b-3 under the Exchange Act, as amended from time to time, or any successor rule or regulation.

(pp) “SAR” or “Stock Appreciation Right” means a bookkeeping entry representing, for each share of Stock subject to such SAR, a right granted to a Participant pursuant to Section 8 of the Plan to receive payment in any combination of shares of Stock or cash of an amount equal to the excess, if any, of the Fair Market Value of a share of Stock on the date of exercise of the SAR over the exercise price.

(qq) “Section 162(m)” means Section 162(m) of the Code.

(rr) “Securities Act” means the Securities Act of 1933, as amended.

(ss) “Service” means a Participant’s employment or service with the Participating Company Group, whether in the capacity of an Employee, a Director or a Consultant.  A Participant’s Service shall not be deemed to have terminated merely because of a change in the capacity in which the Participant renders such Service or a change in the Participating Company for which the Participant renders such Service, provided that there is no interruption or termination of the Participant’s Service.  Furthermore, a Participant’s Service shall not be deemed to have terminated if the Participant takes any military leave, sick leave, or other bona fide leave of absence approved by the Company.  However, if any such leave taken by a Participant exceeds ninety (90) days, then on the one hundred eighty-first (181st) day following the commencement of such leave any Incentive Stock Option held by the Participant shall cease to be treated as an Incentive Stock Option and instead shall be treated thereafter as a Nonstatutory Stock Option, unless the Participant’s right to return to Service with the

Participating Company Group is guaranteed by statute or contract.  Notwithstanding the foregoing, unless otherwise designated by the Company or required by law, a leave of absence shall not be treated as Service for purposes of determining vesting under the Participant’s Award Agreement.  A Participant’s Service shall be deemed to have terminated either upon an actual termination of Service or upon the entity for which the Participant performs Service ceasing to be a Participating Company.  Subject to the foregoing, the Company, in its discretion, shall determine whether the Participant’s Service has terminated and the effective date of such termination.

(tt) “Stock” means the common stock of the Company, as adjusted from time to time in accordance with Section 4.2 of the Plan.

(uu) “Stock-Based Awards” means any award that is valued in whole or in part by reference to, or is otherwise based on, the Stock, including dividends on the Stock, but not limited to those Awards described in Sections 6 through 12 of the Plan.

(vv) “Subsidiary Corporation” means any present or future “subsidiary corporation” of the Company, as defined in Section 424(f) of the Code.

(ww) “Ten Percent Owner” means a Participant who, at the time an Option is granted to the Participant, owns stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of a Participating Company (other than an Affiliate) within the meaning of Section 422(b)(6) of the Code.

(xx) “Vesting Conditions” mean those conditions established in accordance with Section 9.4 or Section 11.2 of the Plan prior to the satisfaction of which shares subject to a Restricted Stock Award or Restricted Stock Unit Award, respectively, remain subject to forfeiture or a repurchase option in favor of the Company upon the Participant’s termination of Service.

2.2 Construction.  Captions and titles contained herein are for convenience only and shall not affect the meaning or interpretation of any provision of the Plan.  Except when otherwise indicated by the context, the singular shall include the plural and the plural shall include the singular.  Use of the term “or” is not intended to be exclusive, unless the context clearly requires otherwise.

3. Administration.

3.1 Administration by the Committee.  The Plan shall be administered by the Committee.  All questions of interpretation of the Plan or of any Award shall be determined by the Committee, and such determinations shall be final and binding upon all persons having an interest in the Plan or such Award.

3.2 Authority of Officers.  Any Officer shall have the authority to act on behalf of the Company with respect to any matter, right, obligation, determination or election which is the responsibility of or which is allocated to the Company herein, provided the Officer has apparent authority with respect to such matter, right, obligation, determination or election.  In addition, to the extent specified in a resolution adopted by the Board, the Chief Executive Officer of the

Company shall have the authority to grant Awards to an Employee who is not an Insider and who is receiving a salary below the level which requires approval by the Committee; provided that the terms of such Awards conform to guidelines established by the Committee and provided further that at the time of making such Awards the Chief Executive Officer also is a Director.

3.3 Administration with Respect to Insiders.  With respect to participation by Insiders in the Plan, at any time that any class of equity security of the Company is registered pursuant to Section 12 of the Exchange Act, the Plan shall be administered in compliance with the requirements, if any, of Rule 16b-3.

3.4 Committee Complying with Section 162(m).  While the Company is a “publicly held corporation” within the meaning of Section 162(m), the Board may establish a Committee of “outside directors” within the meaning of Section 162(m) to approve the grant of any Award which might reasonably be anticipated to result in the payment of employee remuneration that would otherwise exceed the limit on employee remuneration deductible for income tax purposes pursuant to Section 162(m).

3.5 Powers of the Committee.  In addition to any other powers set forth in the Plan and subject to the provisions of the Plan, the Committee shall have the full and final power and authority, in its discretion:

(a) to determine the persons to whom, and the time or times at which, Awards shall be granted and the number of shares of Stock or units to be subject to each Award based on the recommendation of the Chief Executive Officer of the Company (except that Awards to the Chief Executive Officer shall be based on the recommendation of the independent members of the Board in compliance with applicable stock exchange rules and Awards to Nonemployee Directors shall be granted automatically pursuant to Section 7 of the Plan);

(b) to determine the type of Award granted and to designate Options as Incentive Stock Options or Nonstatutory Stock Options;

(c) to determine the Fair Market Value of shares of Stock or other property;

(d) to determine the terms, conditions and restrictions applicable to each Award (which need not be identical) and any shares acquired pursuant thereto, including, without limitation, (i) the exercise or purchase price of shares purchased pursuant to any Award, (ii) the method of payment for shares purchased pursuant to any Award, (iii) the method for satisfaction of any tax withholding obligation arising in connection with Award, including by the withholding or delivery of shares of Stock, (iv) the timing, terms and conditions of the exercisability or vesting of any Award or any shares acquired pursuant thereto, (v) the Performance Award Formula and Performance Goals applicable to any Award and the extent to which such Performance Goals have been attained, (vi) the time of the expiration of any Award, (vii) the effect of the Participant’s termination of Service on any of the foregoing, and (viii) all other terms, conditions and restrictions applicable to any Award or shares acquired pursuant thereto not inconsistent with the terms of the Plan;

(e) to determine whether an Award will be settled in shares of Stock, cash, or in any combination thereof;

(f) to approve one or more forms of Award Agreement;

(g) to amend, modify, extend, cancel or renew any Award or to waive any restrictions or conditions applicable to any Award or any shares acquired pursuant thereto;

(h) to accelerate, continue, extend or defer the exercisability or vesting of any Award or any shares acquired pursuant thereto, including with respect to the period following a Participant’s termination of Service;

(i) without the consent of the affected Participant and notwithstanding the provisions of any Award Agreement to the contrary, to unilaterally substitute at any time a Stock Appreciation Right providing for settlement solely in shares of Stock in place of any outstanding Option, provided that such Stock Appreciation Right covers the same number of shares of Stock and provides for the same exercise price (subject in each case to adjustment in accordance with Section 4.2) as the replaced Option and otherwise provides substantially equivalent terms and conditions as the replaced Option, as determined by the Committee;

(j) to prescribe, amend or rescind rules, guidelines and policies relating to the Plan, or to adopt sub-plans or supplements to, or alternative versions of, the Plan, including, without limitation, as the Committee deems necessary or desirable to comply with the laws or regulations of or to accommodate the tax policy, accounting principles or custom of, foreign jurisdictions whose citizens may be granted Awards;

(k) to correct any defect, supply any omission or reconcile any inconsistency in the Plan or any Award Agreement and to make all other determinations and take such other actions with respect to the Plan or any Award as the Committee may deem advisable to the extent not inconsistent with the provisions of the Plan or applicable law; and

(l) to delegate to the Chief Executive Officer or the Senior Vice President of Human Resources the authority with respect to ministerial matters regarding the Plan and Awards made under the Plan.

3.6 Option or SAR Repricing.  Without the affirmative vote of holders of a majority of the shares of Stock cast in person or by proxy at a meeting of the shareholders of the Company at which a quorum representing a majority of all outstanding shares of Stock is present or represented by proxy, the Board shall not approve a program providing for either (a) the cancellation of outstanding Options or SARs and the grant in substitution therefore of new Options or SARs having a lower exercise price or (b) the amendment of outstanding Options or SARs to reduce the exercise price thereof.  This paragraph shall not be construed to apply to “issuing or assuming a stock option in a transaction to which section 424(a) applies,” within the meaning of Section 424 of the Code.

3.7 Indemnification.  In addition to such other rights of indemnification as they may have as members of the Board or the Committee or as officers or employees of the Participating Company Group, members of the Board or the Committee and any officers or employees of the Participating Company Group to whom authority to act for the Board, the Committee or the Company is delegated shall be indemnified by the Company against all reasonable expenses, including attorneys’ fees, actually and necessarily incurred in connection with the defense of any action, suit or proceeding, or in connection with any appeal therein, to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with the Plan, or any right granted hereunder, and against all amounts paid by them in settlement thereof (provided such settlement is approved by independent legal counsel selected by the Company) or paid by them in satisfaction of a judgment in any such action, suit or proceeding, except in relation to matters as to which it shall be adjudged in such action, suit or proceeding that such person is liable for gross negligence, bad faith or intentional misconduct in duties; provided, however, that within sixty (60) days after the institution of such action, suit or proceeding, such person shall offer to the Company, in writing, the opportunity at its own expense to handle and defend the same.

4. Shares Subject to Plan.

4.1 Maximum Number of Shares Issuable.  Subject to adjustment as provided in Section 4.2, the maximum aggregate number of shares of Stock that may be issued under the Plan shall be twelve million (12,000,000) and shall consist of authorized but unissued or reacquired shares of Stock or any combination thereof.  If an outstanding Award for any reason expires or is terminated or canceled without having been exercised or settled in full, or if shares of Stock acquired pursuant to an Award subject to forfeiture or repurchase are forfeited or repurchased by the Company, the shares of Stock allocable to the terminated portion of such Award or such forfeited or repurchased shares of Stock shall again be available for issuance under the Plan.  Shares of Stock shall not be deemed to have been issued pursuant to the Plan (a) with respect to any portion of an Award that is settled in cash or (b) to the extent such shares are withheld or reacquired by the Company in satisfaction of tax withholding obligations pursuant to Section 16.2.  Upon payment in shares of Stock pursuant to the exercise of an SAR, the number of shares available for issuance under the Plan shall be reduced only by the number of shares actually issued in such payment.  If the exercise price of an Option is paid by tender to the Company, or attestation to the ownership, of shares of Stock owned by the Participant, or by means of a Net-Exercise, the number of shares available for issuance under the Plan shall be reduced only by the net number of shares for which the Option is exercised.

4.2 Adjustments for Changes in Capital Structure.  Subject to any required action by the shareholders of the Company, in the event of any change in the Stock effected without receipt of consideration by the Company, whether through merger, consolidation, reorganization, reincorporation, recapitalization, reclassification, stock dividend, stock split, reverse stock split, split-up, split-off, spin-off, combination of shares, exchange of shares, or similar change in the capital structure of the Company, or in the event of payment of a dividend or distribution to the shareholders of the Company in a form other than Stock (excepting normal cash dividends) that has a material effect on the Fair Market Value of shares of Stock, appropriate adjustments shall be made in the number and kind of shares subject to the Plan and to any outstanding Awards, in the Award limits set forth in Section 5.4, in the Nonemployee Director Awards to be granted automatically pursuant to Section 7, and in the exercise or purchase price per share under any outstanding Award in order to prevent dilution or enlargement of Participants’ rights under the Plan.  For purposes of the foregoing, conversion of any convertible securities of the Company shall not be treated as “effected without receipt of consideration by the Company.”  Any fractional share resulting from an adjustment pursuant to this Section 4.2 shall be rounded down to the nearest whole number.  The Committee in its sole discretion, may also make such adjustments in the terms of any Award to reflect, or related to, such changes in the capital structure of the Company or distributions as it deems appropriate, including modification of Performance Goals, Performance Award Formulas and Performance Periods.  The adjustments determined by the Committee pursuant to this Section 4.2 shall be final, binding and conclusive.

5. Eligibility and Award Limitations.

5.1 Persons Eligible for Awards.  Awards may be granted only to Employees, Consultants and Directors.  For purposes of the foregoing sentence, “Employees,” “Consultants”and “Directors” shall include prospective Employees, prospective Consultants and prospective Directors to whom Awards are granted in connection with written offers of an employment or other service relationship with the Participating Company Group; provided, however, that no Stock subject to any such Award shall vest, become exercisable or be issued prior to the date on which such person commences Service.  A Nonemployee Director Award may be granted only to a person who, at the time of grant, is a Nonemployee Director.

5.2 Participation.  Awards other than Nonemployee Director Awards are granted solely at the discretion of the Committee.  Eligible persons may be granted more than one Award.  However, excepting Nonemployee Director Awards, eligibility in accordance with this Section shall not entitle any person to be granted an Award, or, having been granted an Award, to be granted an additional Award.

5.3 Incentive Stock Option Limitations.

(a) Persons Eligible.  An Incentive Stock Option may be granted only to a person who, on the effective date of grant, is an Employee of the Company, a Parent Corporation or a Subsidiary Corporation (each being an “ISO-Qualifying Corporation”).  Any person who is not an Employee of an ISO-Qualifying Corporation on the effective date of the grant of an Option to such person may be granted only a Nonstatutory Stock Option.  An Incentive Stock Option granted to a prospective Employee upon the condition that such person become an Employee of an ISO-Qualifying Corporation shall be deemed granted effective on the date such person commences Service with an ISO-Qualifying Corporation, with an exercise price determined as of such date in accordance with Section 6.1.

(b) Fair Market Value Limitation.  To the extent that options designated as Incentive Stock Options (granted under all stock option plans of the Participating Company Group, including the Plan) become exercisable by a Participant for the first time during any calendar year for stock having a Fair Market Value greater than One Hundred Thousand Dollars ($100,000), the portion of such options which exceeds such amount shall be treated as Nonstatutory Stock Options.  For purposes of this Section, options designated as Incentive Stock Options shall be taken into account in the order in which they were granted, and the Fair Market Value of stock shall be determined as of the time the option with respect to such stock is granted.  If the Code is amended to provide for a limitation different from that set forth in this Section, such different limitation shall be deemed incorporated herein effective as of the date and with respect to such Options as required or permitted by such amendment to the Code.  If an Option is treated as an Incentive Stock Option in part and as a Nonstatutory Stock Option in part by reason of the limitation set forth in this Section, the Participant may designate which portion of such

Option the Participant is exercising.  In the absence of such designation, the Participant shall be deemed to have exercised the Incentive Stock Option portion of the Option first.  Upon exercise, shares issued pursuant to each such portion shall be separately identified.

5.4 Award Limits.

(a) Maximum Number of Shares Issuable Pursuant to Incentive Stock Options.  Subject to adjustment as provided in Section 4.2, the maximum aggregate number of shares of Stock that may be issued under the Plan pursuant to the exercise of Incentive Stock Options shall not exceed twelve million (12,000,000) shares.  The maximum aggregate number of shares of Stock that may be issued under the Plan pursuant to all Awards other than Incentive Stock Options shall be the number of shares determined in accordance with Section 4.1, subject to adjustment as provided in Section 4.2 and further subject to the limitation set forth in Section 5.4(b) below.

(b) Aggregate Limit on Full Value Awards.  Subject to adjustment as provided in Section 4.2, in no event shall more than twelve million (12,000,000) shares in the aggregate be issued under the Plan pursuant to the exercise or settlement of Restricted Stock Awards, Restricted Stock Unit Awards and Performance Awards (“Full Value Awards”).  Except with respect to a maximum of five percent (5%) of the shares of Stock authorized in this Section 5.4(b), any Full Value Awards which vest on the basis of the Participant’s continued Service shall not provide for vesting which is any more rapid than annual pro rata vesting over a three (3) year period and any Full Value Awards which vest upon the attainment of Performance Goals shall provide for a Performance Period of at least twelve (12) months.

(c) Section 162(m) Award Limits.  The following limits shall apply to the grant of any Award if, at the time of grant, the Company is a “publicly held corporation” within the meaning of Section 162(m).

(i) Options and SARs.  Subject to adjustment as provided in Section 4.2, no Employee shall be granted within any fiscal year of the Company one or more Options or Freestanding SARs which in the aggregate are for more than 400,000 shares of Stock reserved for issuance under the Plan.

(ii) Restricted Stock and Restricted Stock Unit Awards.  Subject to adjustment as provided in Section 4.2, no Employee shall be granted within any fiscal year of the Company one or more Restricted Stock Awards or Restricted Stock Unit Awards, subject to Vesting Conditions based on the attainment of Performance Goals, for more than 400,000 shares of Stock reserved for issuance under the Plan.

(iii) Performance Awards.  Subject to adjustment as provided in Section 4.2, no Employee shall be granted (1) Performance Shares which could result in such Employee receiving more than 400,000 shares of Stock reserved for issuance under the Plan for each full fiscal year of the Company contained in the Performance Period for such Award, or (2) Performance Units which could result in such Employee receiving more than two million dollars ($2 million) for each full fiscal year of the Company contained in the Performance Period for such Award.  No Participant may be granted more than one Performance Award for the same Performance Period.

6. Terms and Conditions of Options.

Options shall be evidenced by Award Agreements specifying the number of shares of Stock covered thereby, in such form as the Committee shall from time to time establish.  No Option or purported Option shall be a valid and binding obligation of the Company unless evidenced by a fully executed Award Agreement.  Award Agreements evidencing Options may incorporate all or any of the terms of the Plan by reference and, except as otherwise set forth in Section 7 with respect to Nonemployee Director Options, shall comply with and be subject to the following terms and conditions:

6.1 Exercise Price.  The exercise price for each Option shall be established in the discretion of the Committee; provided, however, that (a) the exercise price per share shall be not less than the Fair Market Value of a share of Stock on the effective date of grant of the Option and (b) no Incentive Stock Option granted to a Ten Percent Owner shall have an exercise price per share less than one hundred ten percent (110%) of the Fair Market Value of a share of Stock on the effective date of grant of the Option.  Notwithstanding the foregoing, an Option (whether an Incentive Stock Option or a Nonstatutory Stock Option) may be granted with an exercise price lower than the minimum exercise price set forth above if such Option is granted pursuant to an assumption or substitution for another option in a manner qualifying under the provisions of Section 424(a) of the Code.

6.2 Exercisability and Term of Options.  Options shall be exercisable at such time or times, or upon such event or events, and subject to such terms, conditions, performance criteria and restrictions as shall be determined by the Committee and set forth in the Award Agreement evidencing such Option; provided, however, that (a) no Option shall be exercisable after the expiration of ten (10) years after the effective date of grant of such Option, (b) no Incentive Stock Option granted to a Ten Percent Owner shall be exercisable after the expiration of five (5) years after the effective date of grant of such Option, and (c) no Option granted to a prospective Employee, prospective Consultant or prospective Director may become exercisable prior to the date on which such person commences Service.  Subject to the foregoing, unless otherwise specified by the Committee in the grant of an Option, any Option granted hereunder shall terminate ten (10) years after the effective date of grant of the Option, unless earlier terminated in accordance with its provisions.

6.3 Payment of Exercise Price.

(a) Forms of Consideration Authorized.  Except as otherwise provided below, payment of the exercise price for the number of shares of Stock being purchased pursuant to any Option shall be made (i) in cash, by check or in cash equivalent, (ii) by tender to the Company, or attestation to the ownership, of shares of Stock owned by the Participant having a Employee receiving more than 400,000 shares of Stock reserved for issuance under the Plan for each full fiscal year of the Company contained in the Performance Period for such Award, or (2) Performance Units which could result in such Employee receiving more than two million dollars ($2 million) for each full fiscal year of the Company contained in the Performance Period complying with the provisions of Regulation T as promulgated from time to time by the Board of Governors of the Federal Reserve System) (a “Cashless Exercise”), (iv) by delivery of a properly executed notice of exercise electing a Net-Exercise, (v) by such other consideration as may be approved by the Committee from time to time to the extent permitted by applicable law, or (vi) by any combination thereof.  The Committee may at any time or from time to time grant Options which do not permit all of the foregoing forms of consideration to be used in payment of the exercise price or which otherwise restrict one or more forms of consideration.

(b) Limitations on Forms of Consideration.

(i) Tender of Stock.  Notwithstanding the foregoing, an Option may not be exercised by tender to the Company, or attestation to the ownership, of shares of Stock to the extent such tender or attestation would constitute a violation of the provisions of any law, regulation or agreement restricting the redemption of the Company’s stock.

(ii) Cashless Exercise.  The Company reserves, at any and all times, the right, in the Company’s sole and absolute discretion, to establish, decline to approve or terminate any program or procedures for the exercise of Options by means of a Cashless Exercise, including with respect to one or more Participants specified by the Company notwithstanding that such program or procedures may be available to other Participants.

6.4 Effect of Termination of Service.

(a) Option Exercisability.  Subject to earlier termination of the Option as otherwise provided herein and unless otherwise provided by the Committee, an Option shall be exercisable after a Participant’s termination of Service only during the applicable time periods provided in the Award Agreement.

(b) Extension if Exercise Prevented by Law.  Notwithstanding the foregoing, unless the Committee provides otherwise in the Award Agreement, if the exercise of an Option within the applicable time periods is prevented by the provisions of Section 14.1 below, the Option shall remain exercisable until three (3) months (or such longer period of time as determined by the Committee, in its discretion) after the date the Participant is notified by the Company that the Option is exercisable, but in any event no later than the Option Expiration Date.

(c) Extension if Participant Subject to Section 16(b).  Notwithstanding the foregoing, if a sale within the applicable time periods of shares acquired upon the exercise of the Option would subject the Participant to suit under Section 16(b) of the Exchange Act, the Option shall remain exercisable until the earliest to occur of (i) the tenth (10th) day following the date on which a sale of such shares by the Participant would no longer be subject to such suit, (ii) the one hundred and ninetieth (190th) day after the Participant’s termination of Service, or (iii) the Option Expiration Date.

6.5 Transferability of Options.  During the lifetime of the Participant, an Option shall be exercisable only by the Participant or the Participant’s guardian or legal representative.  Prior to the issuance of shares of Stock upon the exercise of an Option, the Option shall not be subject in any manner to anticipation, alienation, sale, exchange, transfer, assignment, pledge, encumbrance, or garnishment by creditors of the Participant or the Participant’s beneficiary, except transfer by will or by the laws of descent and distribution.  Notwithstanding the foregoing, to the extent permitted by the Committee, in its discretion, and set forth in the Award Agreement evidencing such Option, a Nonstatutory Stock Option shall be assignable or transferable subject to the applicable limitations, if any, described in the General Instructions to Form S-8 Registration Statement under the Securities Act.

7. Terms and Conditions of Nonemployee Director Awards.

Nonemployee Director Awards shall be evidenced by Award Agreements in such form as the Board shall from time to time establish.  Such Award Agreements may incorporate all or any of the terms of the Plan by reference, shall be automatic and non-discretionary and shall comply with and be subject to the terms and conditions set forth in this Section 7.

For purposes of this Section 7, Nonemployee Director awards for any given calendar year shall be granted on the first business day of March in that calendar year (the “Grant Date”).

7.1 Automatic Grant of Restricted Stock.

(a) Timing and Amount of Grant.  For each calendar year, each person who is a Nonemployee Director on the Grant Date shall be granted a Restricted Stock Award to purchase a number of shares of Stock determined by dividing forty thousand dollars ($40,000) by the Fair Market Value of the Stock on the Grant Date, and rounding down to the nearest whole number.

(b) Vesting.  The shares subject to the Restricted Stock Award granted pursuant to Section 7.1(a) shall vest in equal annual installments of twenty percent (20%) on each anniversary of the Grant Date, with one hundred percent (100%) of the shares vested on the fifth anniversary of the Grant Date.

7.2 Annual Election to Receive Nonstatutory Stock Option and Restricted Stock Units.  On a date no later than December 31 of each calendar year during the term of the Plan, each person who is then a Nonemployee Director shall deliver to the Board a written election to receive either Nonstatutory Stock Options or Restricted Stock Units, or both, with an aggregate value of $40,000, on the Grant Date for the following calendar year, provided the person continues to be a Nonemployee Director on the Grant Date.  A Nonemployee Director may allocate between Nonstatutory Stock Options and Restricted Stock Units in minimum increments with a value equal to $5,000, as determined in accordance with Sections 7.3 and 7.4.  All awards of Nonstatutory Stock Options and Restricted Stock Units made to Nonemployee Directors shall comply with the provisions of Sections 7.3 and 7.4, respectively.  A Nonemployee Director who fails to make a timely election or who first becomes a Nonemployee Director after December 31 but before the Grant Date for the following calendar year shall be awarded Nonstatutory Stock Options and Restricted Stock Units each with a value of $20,000, as determined in accordance with Sections 7.3 and 7.4, provided the Nonemployee Director continues to be a Nonemployee Director on the Grant Date.

7.3 Grant of Nonstatutory Stock Option.

(a) Timing and Amount of Grant.  For each calendar year, unless a Nonemployee Director made an election to decline the award of a Nonstatutory Stock Option in accordance with Section 7.2 above, each person who is a Nonemployee Director on the Grant Date  shall receive a grant of a Nonstatutory Stock Option with an aggregate value equal to $5,000, $10,000, $15,000, $20,000, $25,000 $30,000, $35,000 or $40,000 as previously elected by the Nonemployee Director (or $20,000 in the case of a Nonemployee Director who failed to make a timely election or who became a Nonemployee Director before the Grant Date for a particular year but after December 31 of the previous year) (the “Elected Option Value”).

The number of shares subject to the Nonstatutory Stock Option shall be determined by dividing the Elected Option Value by the value of a Nonstatutory Stock Option to purchase a single share of Stock as of the Grant Date.  The per share option value shall be calculated in accordance with the Black-Scholes stock option valuation method using the average closing price of Stock during the preceding months of November, December, and January, and reducing the per option value by twenty percent (20%).  The resulting number of shares subject to the Nonstatutory Stock Option shall be rounded down to the nearest whole share.  No person shall receive more than one grant of Nonstatutory Stock Options pursuant to this Section 7.3(a) during any calendar year.

(b) Exercise Price and Payment.  The exercise price of each Nonstatutory Stock Option granted pursuant to Section 7.3(a) shall be the Fair Market Value of the Stock on the Grant Date.  The payment of the exercise price for the number of shares of Stock being purchased pursuant to the Nonstatutory Stock Option shall be made in accordance with the provisions of Section 6.3.

(c) Vesting and Exercisability.  The Nonstatutory Stock Option granted in accordance with this Section shall become vested and exercisable as to one third (1/3) of the shares subject to the Nonstatutory Stock Option on the second, third and fourth anniversaries of the Grant Date, respectively.  The Nonstatutory Stock Option shall terminate ten (10) years after the Grant Date, unless earlier terminated in accordance with its provisions.

7.4 Grant of Restricted Stock Unit.

(a)  Timing and Amount of Grant.  For each calendar year, unless a Nonemployee Director made an election to decline the award of a Restricted Stock Unit in accordance with Section 7.2 above, on the Grant Date each person who is a Nonemployee Director on the Grant Date shall receive a grant of a Restricted Stock Unit Award with an aggregate value (as determined by the Fair Market Value of the Stock on the Grant Date) equal to $5,000, $10,000, $15,000, $20,000, $25,000, $30,000, $35,000 or $40,000, as previously elected by the Nonemployee Director (or $20,000 in the case of a Nonemployee Director who failed to make a timely election or who became a Nonemployee Director after December 31 but before the Grant Date) (the “Elected Stock Unit Value”).  The number of shares subject to the Restricted Stock Unit Award shall be determined by dividing the Elected Stock Unit Value by the Fair Market Value of the Stock as of the Grant Date (including fractions computed to three decimal places).  The Restricted Stock Units awarded to a Nonemployee Director shall be credited to the director’s Restricted Stock Unit account.  Each Restricted Stock Unit awarded to a Nonemployee Director in accordance with this Section 7.4(a) shall be deemed to be equal to one (1) (or fraction thereof) share of Stock on the Grant Date, and shall thereafter fluctuate in value in accordance with the Fair Market Value of the Stock.  No person shall receive more than one grant of Restricted Stock Units pursuant to this Section 7.4(a) during any calendar year.

(b)  Dividend Rights.  Each Nonemployee Director’s Restricted Stock Unit account shall be credited quarterly on each dividend payment date with additional shares of Restricted Stock Units (including fractions computed to three decimal places) determined by dividing (1) the amount of cash dividends paid on such date with respect to the number of shares of Stock represented by the Restricted Stock Units previously credited to the account by (2) the Fair Market Value per share of Stock on such date.  Such additional Restricted Stock Units shall be subject to the same terms and conditions and shall be settled in the same manner and at the same time as the Restricted Stock Units originally subject to the Restricted Stock Unit Award.

(c) Settlement of Restricted Stock Unit Award.  Settlement of the shares credited to a Nonemployee Director’s Restricted Stock Unit account shall only be made (a) after the Nonemployee Director’s Mandatory Retirement from the Board, (b) if the Director ceases to be a member of the Board of Directors after five years of continuous service on the Board (“Director Retirement”), or (c) as provided in Section 7.5 below.  Settlement shall be made only in the form of shares of Stock equal to the number of Restricted Stock Units credited to the Nonemployee Director’s account on the date of distribution, rounded down to the nearest whole share.  The Nonemployee Director may elect to receive the Stock in a lump sum distribution or in a series of ten or less approximately equal annual installments, provided that distribution shall commence no later than January of the year following the year in which the Nonemployee Director’s Director Retirement or Mandatory Retirement occurred.

7.5 Effect of Termination of Service as a Nonemployee Director.

(a) Status of Award.  Subject to earlier termination of the Nonemployee Director Award as otherwise provided herein, the status of a Nonemployee Director Award shall be determined as follows:

(i) Death or Disability.  If the Nonemployee Director’s Service terminates due to death or Disability (1) all shares subject to the Restricted Stock Award shall become fully vested, and the Participant (or the Participant’s legal representative or other person who acquired the rights to the Restricted Stock by reason of the Participant’s death) shall have the right to resell or transfer such shares at any time; (2) all Nonstatutory Stock Options held by the Participant shall become fully vested and exercisable, and the Participant (or the Participant’s legal representative or other person who acquired the rights to the Nonstatutory Stock Option by reason of the Participant’s death) shall have the right to exercise the Nonstatutory Stock Options until the earlier of (a) the date that is twelve (12) months after the date on which the Participant’s Service terminated, or (b) the Option Expiration Date and (3) all Restricted Stock Units credited to the Nonemployee Director’s account shall immediately become payable to the Participant (or the Participant’s legal representative or other person who acquired the rights to the Restricted Stock Units by reason of the Participant’s death) in the form of a number of shares of Stock equal to the number of Restricted Stock Units credited to the Restricted Stock Unit account, rounded down to the nearest whole share.

(ii)  Mandatory Retirement.  If the Participant’s Service terminates because of the Mandatory Retirement of the Participant (1) all shares subject to the Restricted Stock Award shall become fully vested, and the Participant shall have the right to resell or transfer such shares at any time; (2) all Nonstatutory Stock Options held by the Participant shall become fully vested and exercisable and the Participant shall have the right to exercise the Nonstatutory Stock Options until the earlier of (a) the date that is five (5) years after the date on which the Participant’s Service terminated, or (b) the Option Expiration Date and (3) all Restricted Stock Units credited to the Nonemployee Director’s account shall immediately become payable to the Participant in accordance with Section 7.4(c) above.

(iii) Other Termination of Service.  If the Participant’s Service terminates for any reason other than those enumerated in Sections 7.5(a)(i) and 7.5(a)(ii), (1) any unvested shares of Restricted Stock shall be forfeited to the Company and from and after the date of such termination, the Participant shall cease to be a shareholder with respect to such forfeited shares and shall have no dividend, voting or other rights with respect thereto, (2) the unvested portion of any Nonstatutory Stock Option shall terminate, and any portion of the Nonstatutory Stock Option exercisable by the Participant on the date on which the Participant’s Service terminated may be exercised until the earlier of (a) the date that is three (3) months after the date on which the Participant’s Service terminated, or (b) the Option Expiration Date and (3) except as provided in Section 7.4(c), all Restricted Stock Units credited to the Participant’s account shall be forfeited on the date of termination.

(iv) Notwithstanding the provisions of Section 7.5(i) through 7.5(iii) above, the Board, in its sole discretion, may establish different terms and conditions pertaining to Nonemployee Director Awards.

(b) Extension if Exercise Prevented by Law.  Notwithstanding the foregoing, if the exercise of a Nonstatutory Stock Option within the applicable time periods set forth in Section 7.5(a) is prevented by the provisions of Section 14.1 below, the Nonstatutory Stock Option shall remain exercisable until three (3) months after the date the Participant is notified by the Company that the Nonstatutory Stock Option is exercisable, but in any event no later than the Option Expiration Date.

(c) Extension if Participant Subject to Section 16(b).  Notwithstanding the foregoing, if a sale within the applicable time periods set forth in Section 7.5(a) of shares acquired upon the exercise of the Nonstatutory Stock Option would subject the Participant to suit under Section 16(b) of the Exchange Act, the Nonstatutory Stock Option shall remain exercisable until the earliest to occur of (i) the tenth (10th) day following the date on which a sale of such shares by the Participant would no longer be subject to such suit, (ii) the one hundred and ninetieth (190th) day after the Participant’s termination of Service, or (iii) the Option Expiration Date.

7.6 Effect of Change in Control on Nonemployee Director Awards.  Upon the occurrence of a Change in Control, (i) the vesting of all shares of Restricted Stock granted pursuant to Section 7.1(a) shall be accelerated so that all such shares become fully vested, (ii) the vesting of Nonstatutory Stock Options granted pursuant to Section 7.3(a) shall be accelerated and such Nonstatutory Stock Options shall remain fully exercisable until the Option Expiration Date, and (iii) all Restricted Stock Units shall be settled in accordance with Section 7.4(c) as if the Change of Control constituted Director Retirement.

7.7 Right to Decline Nonemployee Director Awards.  Notwithstanding the foregoing, any person may elect not to receive a Nonemployee Director Award by delivering written notice of such election to the Board no later than the day prior to the date such Nonemployee Director Award would otherwise be granted.  A person so declining a Nonemployee Director Award shall receive no payment or other consideration in lieu of such declined Nonemployee Director Award.  A person who has declined a Nonemployee Director Award may revoke such election by delivering written notice of such revocation to the Board no later than the day prior to the date such Nonemployee Director Award would be granted.

8. Terms and Conditions of Stock Appreciation Rights.

Stock Appreciation Rights shall be evidenced by Award Agreements specifying the number of shares of Stock subject to the Award, in such form as the Committee shall from time to time establish.  No SAR or purported SAR shall be a valid and binding obligation of the Company unless evidenced by a fully executed Award Agreement.  Award Agreements evidencing SARs may incorporate all or any of the terms of the Plan by reference and shall comply with and be subject to the following terms and conditions:

8.1 Types of SARs Authorized.  SARs may be granted in tandem with all or any portion of a related Option (a “Tandem SAR”) or may be granted independently of any Option (a “Freestanding SAR”).  A Tandem SAR may be granted either concurrently with the grant of the related Option or at any time thereafter prior to the complete exercise, termination, expiration or cancellation of such related Option.

8.2 Exercise Price.  The exercise price for each SAR shall be established in the discretion of the Committee; provided, however, that (a) the exercise price per share subject to a Tandem SAR shall be the exercise price per share under the related Option and (b) the exercise price per share subject to a Freestanding SAR shall be not less than the Fair Market Value of a share of Stock on the effective date of grant of the SAR.

8.3 Exercisability and Term of SARs.

(a) Tandem SARs.  Tandem SARs shall be exercisable only at the time and to the extent, and only to the extent, that the related Option is exercisable, subject to such provisions as the Committee may specify where the Tandem SAR is granted with respect to less than the full number of shares of Stock subject to the related Option.

(b)  Freestanding SARs.  Freestanding SARs shall be exercisable at such time or times, or upon such event or events, and subject to such terms, conditions, performance criteria and restrictions as shall be determined by the Committee and set forth in the Award Agreement evidencing such SAR; provided, however, that no Freestanding SAR shall be exercisable after the expiration of ten (10) years after the effective date of grant of such SAR.

8.4 Deemed Exercise of SARs.  If, on the date on which an SAR would otherwise terminate or expire, the SAR by its terms remains exercisable immediately prior to such termination or expiration and, if so exercised, would result in a payment to the holder of such SAR, then any portion of such SAR which has not previously been exercised shall automatically be deemed to be exercised as of such date with respect to such portion.

8.5 Effect of Termination of Service.  Subject to earlier termination of the SAR as otherwise provided herein and unless otherwise provided by the Committee in the grant of an SAR and set forth in the Award Agreement, an SAR shall be exercisable after a Participant’s termination of Service only as provided in the Award Agreement.

8.6 Nontransferability of SARs.  During the lifetime of the Participant, an SAR shall be exercisable only by the Participant or the Participant’s guardian or legal representative.  Prior to the exercise of an SAR, the SAR shall not be subject in any manner to anticipation, alienation, sale, exchange, transfer, assignment, pledge, encumbrance, or garnishment by creditors of the Participant or the Participant’s beneficiary, except transfer by will or by the laws of descent and distribution.

9. Terms and Conditions of Restricted Stock Awards.

Restricted Stock Awards shall be evidenced by Award Agreements specifying the number of shares of Stock subject to the Award, in such form as the Committee shall from time to time establish.  No Restricted Stock Award or purported Restricted Stock Award shall be a valid and binding obligation of the Company unless evidenced by a fully executed Award Agreement.  Award Agreements evidencing Restricted Stock Awards may incorporate all or any of the terms of the Plan by reference and shall comply with and be subject to the following terms and conditions:

9.1 Types of Restricted Stock Awards Authorized.  Restricted Stock Awards may or may not require the payment of cash compensation for the stock.  Restricted Stock Awards may be granted upon such conditions as the Committee shall determine, including, without limitation, upon the attainment of one or more Performance Goals described in Section 10.4.  If either the grant of a Restricted Stock Award or the lapsing of the Restriction Period is to be contingent upon the attainment of one or more Performance Goals, the Committee shall follow procedures substantially equivalent to those set forth in Sections 10.3 through 10.5(a).

9.2 Purchase Price.  The purchase price, if any, for shares of Stock issuable under each Restricted Stock Award and the means of payment shall be established by the Committee in its discretion.

9.3 Purchase Period.  A Restricted Stock Award requiring the payment of cash consideration shall be exercisable within a period established by the Committee; provided, however, that no Restricted Stock Award granted to a prospective Employee, prospective Consultant or prospective Director may become exercisable prior to the date on which such person commences Service.

9.4 Vesting and Restrictions on Transfer.  Shares issued pursuant to any Restricted Stock Award may or may not be made subject to Vesting Conditions based upon the satisfaction of such Service requirements, conditions, restrictions or performance criteria, including, without limitation, Performance Goals as described in Section 10.4, as shall be established by the

Committee and set forth in the Award Agreement evidencing such Award.  During any Restriction Period in which shares acquired pursuant to a Restricted Stock Award remain subject to Vesting Conditions, such shares may not be sold, exchanged, transferred, pledged, assigned or otherwise disposed of other than as provided in the Award Agreement or as provided in Section 9.7.  Upon request by the Company, each Participant shall execute any agreement evidencing such transfer restrictions prior to the receipt of shares of Stock hereunder and shall promptly present to the Company any and all certificates representing shares of Stock acquired hereunder for the placement on such certificates of appropriate legends evidencing any such transfer restrictions.

9.5 Voting Rights, Dividends and Distributions.  Except as provided in this Section, Section 9.4 and any Award Agreement, during the Restriction Period applicable to shares subject to a Restricted Stock Award, the Participant shall have all of the rights of a shareholder of the Company holding shares of Stock, including the right to vote such shares and to receive all dividends and other distributions paid with respect to such shares.  However, in the event of a dividend or distribution paid in shares of Stock or any other adjustment made upon a change in the capital structure of the Company as described in Section 4.2, any and all new, substituted or additional securities or other property (other than normal cash dividends) to which the Participant is entitled by reason of the Participant’s Restricted Stock Award shall be immediately subject to the same Vesting Conditions as the shares subject to the Restricted Stock Award with respect to which such dividends or distributions were paid or adjustments were made.

9.6 Effect of Termination of Service.  Unless otherwise provided by the Committee in the grant of a Restricted Stock Award and set forth in the Award Agreement, if a Participant’s Service terminates for any reason, whether voluntary or involuntary (including the Participant’s death or disability), then the Participant shall forfeit to the Company any shares acquired by the Participant pursuant to a Restricted Stock Award which remain subject to Vesting Conditions as of the date of the Participant’s termination of Service in exchange for the payment of the purchase price, if any, paid by the Participant.  The Company shall have the right to assign at any time any repurchase right it may have, whether or not such right is then exercisable, to one or more persons as may be selected by the Company.

9.7 Nontransferability of Restricted Stock Award Rights.  Prior to the issuance of shares of Stock pursuant to a Restricted Stock Award, rights to acquire such shares shall not be subject in any manner to anticipation, alienation, sale, exchange, transfer, assignment, pledge, encumbrance or garnishment by creditors of the Participant or the Participant’s beneficiary, except transfer by will or the laws of descent and distribution.  All rights with respect to a Restricted Stock Award granted to a Participant hereunder shall be exercisable during his or her lifetime only by such Participant or the Participant’s guardian or legal representative.

10. Terms and Conditions of Performance Awards.

Performance Awards shall be evidenced by Award Agreements in such form as the Committee shall from time to time establish.  No Performance Award or purported Performance Award shall be a valid and binding obligation of the Company unless evidenced by a fully executed Award Agreement.  Award Agreements evidencing Performance Awards may incorporate all or any of the terms of the Plan by reference and shall comply with and be subject to the following terms and conditions:

10.1 Types of Performance Awards Authorized.  Performance Awards may be in the form of either Performance Shares or Performance Units.  Each Award Agreement evidencing a Performance Award shall specify the number of Performance Shares or Performance Units subject thereto, the Performance Award Formula, the Performance Goal(s) and Performance Period applicable to the Award, and the other terms, conditions and restrictions of the Award.

10.2 Initial Value of Performance Shares and Performance Units.  Unless otherwise provided by the Committee in granting a Performance Award, each Performance Share shall have an initial value equal to the Fair Market Value of one (1) share of Stock, subject to adjustment as provided in Section 4.2, on the effective date of grant of the Performance Share.  Each Performance Unit shall have an initial value determined by the Committee.  The final value payable to the Participant in settlement of a Performance Award determined on the basis of the applicable Performance Award Formula will depend on the extent to which Performance Goals established by the Committee are attained within the applicable Performance Period established by the Committee.

10.3 Establishment of Performance Period, Performance Goals and Performance Award Formula.  In granting each Performance Award, the Committee shall establish in writing the applicable Performance Period, Performance Award Formula and one or more Performance Goals which, when measured at the end of the Performance Period, shall determine on the basis of the Performance Award Formula the final value of the Performance Award to be paid to the Participant.  To the extent compliance with the requirements under Section 162(m) with respect to “performance-based compensation” is desired, the Committee shall establish the Performance Goal(s) and Performance Award Formula applicable to each Performance Award no later than the earlier of (a) the date ninety (90) days after the commencement of the applicable Performance Period or (b) the date on which 25% of the Performance Period has elapsed, and, in any event, at a time when the outcome of the Performance Goals remains substantially uncertain.  Once established, the Performance Goals and Performance Award Formula shall not be changed during the Performance Period.  The Company shall notify each Participant granted a Performance Award of the terms of such Award, including the Performance Period, Performance Goal(s) and Performance Award Formula.

10.4 Measurement of Performance Goals.  Performance Goals shall be established by the Committee on the basis of targets to be attained (“Performance Targets”) with respect to one or more measures of business or financial performance (each, a “Performance Measure”), subject to the following:

(a) Performance Measures.  Performance Measures shall have the same meanings as used in the Company’s financial statements, or, if such terms are not used in the Company’s financial statements, they shall have the meaning applied pursuant to generally accepted accounting principles, or as used generally in the Company’s industry.  Performance Measures shall be calculated with respect to the Company and each Subsidiary Corporation consolidated therewith for financial reporting purposes or such division or other business unit as may be selected by the Committee.  For purposes of the Plan, the Performance Measures applicable to a Performance Award shall be calculated in accordance with generally accepted accounting principles, but prior to the accrual or payment of any Performance Award for the same Performance Period and excluding the effect (whether positive or negative) of any change in accounting standards or any extraordinary, unusual or nonrecurring item, as determined by the Committee, occurring after the establishment of the Performance Goals applicable to the Performance Award.  Each such adjustment, if any, shall be made solely for the purpose of providing a consistent basis from period to period for the calculation of Performance Measures in order to prevent the dilution or enlargement of the Participant’s rights with respect to a Performance Award.  Performance Measures may be one or more of the following, as determined by the Committee:  (i) sales revenue; (ii) gross margin; (iii) operating margin; (iv) operating income; (v) pre-tax profit; (vi) earnings before interest, taxes and depreciation and amortization; (vii) net income; (viii) expenses; (ix) the market price of the Stock; (x) earnings per share; (xi) return on shareholder equity; (xii) return on capital; (xiii) return on net assets; (xiv) economic value added; and (xv) market share; (xvi) customer service; (xvii) customer satisfaction; (xviii) safety; (xix) total shareholder return; or (xx) such other measures as determined by the Committee consistent with this Section 10.4(a).

(b) Performance Targets.  Performance Targets may include a minimum, maximum, target level and intermediate levels of performance, with the final value of a Performance Award determined under the applicable Performance Award Formula by the level attained during the applicable Performance Period.  A Performance Target may be stated as an absolute value or as a value determined relative to a standard selected by the Committee.

10.5 Settlement of Performance Awards.

(a) Determination of Final Value.  As soon as practicable following the completion of the Performance Period applicable to a Performance Award, the Committee shall certify in writing the extent to which the applicable Performance Goals have been attained and the resulting final value of the Award earned by the Participant and to be paid upon its settlement in accordance with the applicable Performance Award Formula.

(b) Discretionary Adjustment of Award Formula.  In its discretion, the Committee may, either at the time it grants a Performance Award or at any time thereafter, provide for the positive or negative adjustment of the Performance Award Formula applicable to a Performance Award that is not intended to constitute “qualified performance based compensation” to a “covered employee” within the meaning of Section 162(m) (a “Covered Employee”) to reflect such Participant’s individual performance in his or her position with the Company or such other factors as the Committee may determine.  With respect to a Performance Award intended to constitute qualified performance-based compensation to a Covered Employee, the Committee shall have the discretion to reduce some or all of the value of the Performance Award that would otherwise be paid to the Covered Employee upon its settlement notwithstanding the attainment of any Performance Goal and the resulting value of the Performance Award determined in accordance with the Performance Award Formula.

(c) Payment in Settlement of Performance Awards.  As soon as practicable following the Committee’s determination and certification in accordance with Sections 10.5(a) and (b), payment shall be made to each eligible Participant (or such Participant’s legal representative or other person who acquired the right to receive such payment by reason of the Participant’s death) of the final value of the Participant’s Performance Award.  Payment of such amount shall be made in cash, shares of Stock, or a combination thereof as determined by the Committee.

10.6 Voting Rights, Dividend Equivalent Rights and Distributions.  Participants shall have no voting rights with respect to shares of Stock represented by Performance Share Awards until the date of the issuance of such shares, if any (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company).  However, the Committee, in its discretion, may provide in the Award Agreement evidencing any Performance Share Award that the Participant shall be entitled to receive Dividend Equivalents with respect to the payment of cash dividends on Stock having a record date prior to the date on which the Performance Shares are settled or forfeited.  Such Dividend Equivalents, if any, shall be credited to the Participant in the form of additional whole Performance Shares as of the date of payment of such cash dividends on Stock.  The number of additional Performance Shares (rounded to the nearest whole number) to be so credited shall be determined by dividing (a) the amount of cash dividends paid on such date with respect to the number of shares of Stock represented by the Performance Shares previously credited to the Participant by (b) the Fair Market Value per share of Stock on such date.  Dividend Equivalents may be paid currently or may be accumulated and paid to the extent that Performance Shares become nonforfeitable, as determined by the Committee.  Settlement of Dividend Equivalents may be made in cash, shares of Stock, or a combination thereof as determined by the Committee, and may be paid on the same basis as settlement of the related Performance Share as provided in Section 10.5.  Dividend Equivalents shall not be paid with respect to Performance Units.  In the event of a dividend or distribution paid in shares of Stock or any other adjustment made upon a change in the capital structure of the Company as described in Section 4.2, appropriate adjustments shall be made in the Participant’s Performance Share Award so that it represents the right to receive upon settlement any and all new, substituted or additional securities or other property (other than normal cash dividends) to which the Participant would be entitled by reason of the shares of Stock issuable upon settlement of the Performance Share Award, and all such new, substituted or additional securities or other property shall be immediately subject to the same Performance Goals as are applicable to the Award.

10.7 Effect of Termination of Service.  Unless otherwise provided by the Committee in the grant of a Performance Award and set forth in the Award Agreement, the effect of a Participant’s termination of Service on the Performance Award shall be as follows:

(a) Death or Disability.  If the Participant’s Service terminates because of the death or Disability of the Participant before the completion of the Performance Period applicable to the Performance Award, the final value of the Participant’s Performance Award shall be determined by the extent to which the applicable Performance Goals have been attained with respect to the entire Performance Period and shall be prorated based on the number of months of the Participant’s Service during the Performance Period.  Payment shall be made following the end of the Performance Period in any manner permitted by Section 10.5.

(b) Other Termination of Service.  If the Participant’s Service terminates for any reason except death or Disability before the completion of the Performance Period applicable to the Performance Award, such Award shall be forfeited in its entirety; provided, however, that in the event of an involuntary termination of the Participant’s Service, the Committee, in its sole discretion, may waive the automatic forfeiture of all or any portion of any such Award.

10.8 Nontransferability of Performance Awards.  Prior to settlement in accordance with the provisions of the Plan, no Performance Award shall be subject in any manner to anticipation, alienation, sale, exchange, transfer, assignment, pledge, encumbrance, or garnishment by creditors of the Participant or the Participant’s beneficiary, except transfer by will or by the laws of descent and distribution.  All rights with respect to a Performance Award granted to a Participant hereunder shall be exercisable during his or her lifetime only by such Participant or the Participant’s guardian or legal representative.

11. Terms and Conditions of Restricted Stock Unit Awards.

Restricted Stock Unit Awards shall be evidenced by Award Agreements specifying the number of Restricted Stock Units subject to the Award, in such form as the Committee shall from time to time establish.  No Restricted Stock Unit Award or purported Restricted Stock Unit Award shall be a valid and binding obligation of the Company unless evidenced by a fully executed Award Agreement.  Award Agreements evidencing Restricted Stock Units may incorporate all or any of the terms of the Plan by reference and shall comply with and be subject to the following terms and conditions:

11.1 Grant of Restricted Stock Unit Awards.  Restricted Stock Unit Awards may be granted upon such conditions as the Committee shall determine, including, without limitation, upon the attainment of one or more Performance Goals described in Section 10.4.  If either the grant of a Restricted Stock Unit Award or the Vesting Conditions with respect to such Award is to be contingent upon the attainment of one or more Performance Goals, the Committee shall follow procedures substantially equivalent to those set forth in Sections 10.3 through 10.5(a).

11.2 Vesting.  Restricted Stock Units may or may not be made subject to Vesting Conditions based upon the satisfaction of such Service requirements, conditions, restrictions or performance criteria, including, without limitation, Performance Goals as described in Section 10.4, as shall be established by the Committee and set forth in the Award Agreement evidencing such Award.

11.3 Voting Rights, Dividend Equivalent Rights and Distributions.  Participants shall have no voting rights with respect to shares of Stock represented by Restricted Stock Units until the date of the issuance of such shares (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company).  However, the Committee, in its discretion, may provide in the Award Agreement evidencing any Restricted Stock Unit Award that the Participant shall be entitled to receive Dividend Equivalents with respect to the payment of cash dividends on Stock having a record date prior to the date on which Restricted Stock Units held by such Participant are settled.  Such Dividend Equivalents, if any, shall be paid by crediting the Participant with additional whole Restricted Stock Units as of the date of payment of such cash dividends on Stock.  The number of additional Restricted Stock Units (rounded to the nearest whole number) to be so credited shall be determined by dividing

(a) the amount of cash dividends paid on such date with respect to the number of shares of Stock represented by the Restricted Stock Units previously credited to the Participant by (b) the Fair Market Value per share of Stock on such date.  Such additional Restricted Stock Units shall be subject to the same terms and conditions and shall be settled in the same manner and at the same time (or as soon thereafter as practicable) as the Restricted Stock Units originally subject to the Restricted Stock Unit Award.  In the event of a dividend or distribution paid in shares of Stock or any other adjustment made upon a change in the capital structure of the Company as described in Section 4.2, appropriate adjustments shall be made in the Participant’s Restricted Stock Unit Award so that it represents the right to receive upon settlement any and all new, substituted or additional securities or other property (other than normal cash dividends) to which the Participant would be entitled by reason of the shares of Stock issuable upon settlement of the Award, and all such new, substituted or additional securities or other property shall be immediately subject to the same Vesting Conditions as are applicable to the Award.

11.4 Effect of Termination of Service.  Unless otherwise provided by the Committee in the grant of a Restricted Stock Unit Award and set forth in the Award Agreement, if a Participant’s Service terminates for any reason, whether voluntary or involuntary (including the Participant’s death or disability), then the Participant shall forfeit to the Company any Restricted Stock Units pursuant to the Award which remain subject to Vesting Conditions as of the date of the Participant’s termination of Service.

11.5 Settlement of Restricted Stock Unit Awards.  The Company shall issue to a Participant on the date on which Restricted Stock Units subject to the Participant’s Restricted Stock Unit Award vest or on such other date determined by the Committee, in its discretion, and set forth in the Award Agreement one (1) share of Stock (and/or any other new, substituted or additional securities or other property pursuant to an adjustment described in Section 11.3) for each Restricted Stock Unit then becoming vested or otherwise to be settled on such date, subject to the withholding of applicable taxes.  Notwithstanding the foregoing, if permitted by the Committee and set forth in the Award Agreement, the Participant may elect in accordance with terms specified in the Award Agreement to defer receipt of all or any portion of the shares of Stock or other property otherwise issuable to the Participant pursuant to this Section.

11.6 Nontransferability of Restricted Stock Unit Awards.  Prior to the issuance of shares of Stock in settlement of a Restricted Stock Unit Award, the Award shall not be subject in any manner to anticipation, alienation, sale, exchange, transfer, assignment, pledge, encumbrance, or garnishment by creditors of the Participant or the Participant’s beneficiary, except transfer by will or by the laws of descent and distribution.  All rights with respect to a Restricted Stock Unit Award granted to a Participant hereunder shall be exercisable during his or her lifetime only by such Participant or the Participant’s guardian or legal representative.

12. Deferred Compensation Awards.

12.1 Establishment of Deferred Compensation Award Programs.  This Section 12 shall not be effective unless and until the Committee determines to establish a program pursuant to this Section.  The Committee, in its discretion and upon such terms and conditions as it may determine, may establish one or more programs pursuant to the Plan under which:

(a) Participants designated by the Committee who are Insiders or otherwise among a select group of highly compensated Employees may irrevocably elect, prior to a date specified by the Committee, to reduce such Participant’s compensation otherwise payable in cash (subject to any minimum or maximum reductions imposed by the Committee) and to be granted automatically at such time or times as specified by the Committee one or more Awards of Stock Units with respect to such numbers of shares of Stock as determined in accordance with the rules of the program established by the Committee and having such other terms and conditions as established by the Committee.

(b) Participants designated by the Committee who are Insiders or otherwise among a select group of highly compensated Employees may irrevocably elect, prior to a date specified by the Committee, to be granted automatically an Award of Stock Units with respect to such number of shares of Stock and upon such other terms and conditions as established by the Committee in lieu of:

(i) shares of Stock otherwise issuable to such Participant upon the exercise of an Option;

(ii) cash or shares of Stock otherwise issuable to such Participant upon the exercise of an SAR; or

(iii) cash or shares of Stock otherwise issuable to such Participant upon the settlement of a Performance Award or Performance Unit.

12.2 Terms and Conditions of Deferred Compensation Awards.  Deferred Compensation Awards granted pursuant to this Section 12 shall be evidenced by Award Agreements in such form as the Committee shall from time to time establish.  No such Deferred Compensation Award or purported Deferred Compensation Award shall be a valid and binding obligation of the Company unless evidenced by a fully executed Award Agreement.  Award Agreements evidencing Deferred Compensation Awards may incorporate all or any of the terms of the Plan by reference and shall comply with and be subject to the following terms and conditions:

(a) Vesting Conditions.  Deferred Compensation Awards shall not be subject to any vesting conditions.

(b) Terms and Conditions of Stock Units.

(i) Voting Rights, Dividend Equivalent Rights and Distributions.  Participants shall have no voting rights with respect to shares of Stock represented by Stock Units until the date of the issuance of such shares (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company).  However, a Participant shall be entitled to receive Dividend Equivalents with respect to the payment of cash dividends on Stock having a record date prior to the date on which Stock Units held by such Participant are settled.  Such Dividend Equivalents shall be paid by crediting the Participant with additional whole and/or fractional Stock Units as of the date of payment of such cash dividends on Stock.  The method of determining the number of additional Stock Units to be so credited shall be specified by the Committee and set forth in the Award Agreement.  Such additional

Stock Units shall be subject to the same terms and conditions and shall be settled in the same manner and at the same time (or as soon thereafter as practicable) as the Stock Units originally subject to the Stock Unit Award.  In the event of a dividend or distribution paid in shares of Stock or any other adjustment made upon a change in the capital structure of the Company as described in Section 4.2, appropriate adjustments shall be made in the Participant’s Stock Unit Award so that it represents the right to receive upon settlement any and all new, substituted or additional securities or other property (other than normal cash dividends) to which the Participant would be entitled by reason of the shares of Stock issuable upon settlement of the Award.

(ii) Settlement of Stock Unit Awards.  A Participant electing to receive an Award of Stock Units pursuant to this Section 12, shall specify at the time of such election a settlement date with respect to such Award.  The Company shall issue to the Participant as soon as practicable following the earlier of the settlement date elected by the Participant or the date of termination of the Participant’s Service, a number of whole shares of Stock equal to the number of whole Stock Units subject to the Stock Unit Award.  Such shares of Stock shall be fully vested, and the Participant shall not be required to pay any additional consideration (other than applicable tax withholding) to acquire such shares.  Any fractional Stock Unit subject to the Stock Unit Award shall be settled by the Company by payment in cash of an amount equal to the Fair Market Value as of the payment date of such fractional share.

(iii) Nontransferability of Stock Unit Awards.  Prior to their settlement in accordance with the provision of the Plan, no Stock Unit Award shall be subject in any manner to anticipation, alienation, sale, exchange, transfer, assignment, pledge, encumbrance, or garnishment by creditors of the Participant or the Participant’s beneficiary, except transfer by will or by the laws of descent and distribution.  All rights with respect to a Stock Unit Award granted to a Participant hereunder shall be exercisable during his or her lifetime only by such Participant or the Participant’s guardian or legal representative.

13. Other Stock-Based Awards.

In addition to the Awards set forth in Sections 6 through 12 above, the Committee, in its sole discretion, may carry out the purpose of this Plan by awarding Stock-Based Awards as it determines to be in the best interests of the Company and subject to such other terms and conditions as it deems necessary and appropriate.

14.  Change in Control.

14.1 Effect of Change in Control on Options and SARs.  In the event of a Change in Control, the surviving, continuing, successor, or purchasing corporation or other business entity or parent thereof, as the case may be (the “Acquiror”), may, without the consent of any Participant, either assume or continue the Company’s rights and obligations under outstanding Options or SARs or substitute for outstanding Options or SARs substantially equivalent options or SARs covering the Acquiror’s stock.  Any Options or SARs which are neither assumed or continued by the Acquiror in connection with the Change in Control nor exercised as of the Change in Control shall, contingent on the Change in Control, become fully vested and exercisable immediately prior to the Change in Control.  Options and SARs which are assumed or continued in connection with a Change in Control shall be subject to such additional accelerated vesting and/or exercisability in connection with the Participant’s subsequent termination of Service as the Board may determine.

14.2 Effect of Change in Control on Other Awards.  In the event of a Change in Control, the Acquiror may, without the consent of any Participant, either assume or continue the Company’s rights and obligations under outstanding Awards other than Options or SARs or substitute for such Awards substantially equivalent Awards covering the Acquiror’s stock.  Any such Awards which are neither assumed or continued by the Acquiror in connection with the Change in Control shall, contingent on the Change in Control, become fully vested and all restrictions shall be released immediately prior to the Change in Control.  Awards which are assumed or continued in connection with a Change in Control shall be subject to such additional accelerated vesting or lapse of restrictions in connection with the Participant’s subsequent termination of Service as the Board may determine.

14.3 Nonemployee Director Awards.  Notwithstanding the foregoing, Nonemployee Director Awards shall be subject to the terms of Section 7, and not this Section 14.

15. Compliance with Securities Law.

The grant of Awards and the issuance of shares of Stock pursuant to any Award shall be subject to compliance with all applicable requirements of federal, state and foreign law with respect to such securities and the requirements of any stock exchange or market system upon which the Stock may then be listed.  In addition, no Award may be exercised or shares issued pursuant to an Award unless (a) a registration statement under the Securities Act shall at the time of such exercise or issuance be in effect with respect to the shares issuable pursuant to the Award or (b) in the opinion of legal counsel to the Company, the shares issuable pursuant to the Award may be issued in accordance with the terms of an applicable exemption from the registration requirements of the Securities Act.  The inability of the Company to obtain from any regulatory body having jurisdiction the authority, if any, deemed by the Company’s legal counsel to be necessary to the lawful issuance and sale of any shares hereunder shall relieve the Company of any liability in respect of the failure to issue or sell such shares as to which such requisite authority shall not have been obtained.  As a condition to issuance of any Stock, the Company may require the Participant to satisfy any qualifications that may be necessary or appropriate, to evidence compliance with any applicable law or regulation and to make any representation or warranty with respect thereto as may be requested by the Company.

16. Tax Withholding.

16.1 Tax Withholding in General.  The Company shall have the right to deduct from any and all payments made under the Plan, or to require the Participant, through payroll withholding, cash payment or otherwise, including by means of a Cashless Exercise or Net Exercise of an Option, to make adequate provision for, the federal, state, local and foreign taxes, if any, required by law to be withheld by the Participating Company Group with respect to an Award or the shares acquired pursuant thereto.  The Company shall have no obligation to deliver shares of Stock, to release shares of Stock from an escrow established pursuant to an Award

Agreement, or to make any payment in cash under the Plan until the Participating Company Group’s tax withholding obligations have been satisfied by the Participant.

16.2 Withholding in Shares.  The Company shall have the right, but not the obligation, to deduct from the shares of Stock issuable to a Participant upon the exercise or settlement of an Award, or to accept from the Participant the tender of, a number of whole shares of Stock having a Fair Market Value, as determined by the Company, equal to all or any part of the tax withholding obligations of the Participating Company Group.  The Fair Market Value of any shares of Stock withheld or tendered to satisfy any such tax withholding obligations shall not exceed the amount determined by the applicable minimum statutory withholding rates.

17. Amendment or Termination of Plan.

The Board or the Committee may amend, suspend or terminate the Plan at any time.  However, without the approval of the Company’s shareholders, there shall be (a) no increase in the maximum aggregate number of shares of Stock that may be issued under the Plan (except by operation of the provisions of Section 4.2), (b) no change in the class of persons eligible to receive Incentive Stock Options, and (c)  no other amendment of the Plan that would require approval of the Company’s shareholders under any applicable law, regulation or rule.  Notwithstanding the foregoing, only the Board may amend Section 7.  No amendment, suspension or termination of the Plan shall affect any then outstanding Award unless expressly provided by the Board or the Committee.  In any event, no amendment, suspension or termination of the Plan may adversely affect any then outstanding Award without the consent of the Participant unless necessary to comply with any applicable law, regulation or rule.

18. Miscellaneous Provisions.

18.1 Repurchase Rights.  Shares issued under the Plan may be subject to one or more repurchase options, or other conditions and restrictions as determined by the Committee in its discretion at the time the Award is granted.  The Company shall have the right to assign at any time any repurchase right it may have, whether or not such right is then exercisable, to one or more persons as may be selected by the Company.  Upon request by the Company, each Participant shall execute any agreement evidencing such transfer restrictions prior to the receipt of shares of Stock hereunder and shall promptly present to the Company any and all certificates representing shares of Stock acquired hereunder for the placement on such certificates of appropriate legends evidencing any such transfer restrictions.

18.2 Provision of Information.  Each Participant shall be given access to information concerning the Company equivalent to that information generally made available to the Company’s common shareholders.

18.3 Rights as Employee, Consultant or Director.  No person, even though eligible pursuant to Section 5, shall have a right to be selected as a Participant, or, having been so selected, to be selected again as a Participant.  Nothing in the Plan or any Award granted under the Plan shall confer on any Participant a right to remain an Employee, Consultant or Director or interfere with or limit in any way any right of a Participating Company to terminate the Participant’s Service at any time.  To the extent that an Employee of a Participating Company other than the Company receives an Award under the Plan, that Award shall in no event be understood or interpreted to mean that the Company is the Employee’s employer or that the Employee has an employment relationship with the Company.

18.4 Rights as a Shareholder.  A Participant shall have no rights as a shareholder with respect to any shares covered by an Award until the date of the issuance of such shares (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company).  No adjustment shall be made for dividends, distributions or other rights for which the record date is prior to the date such shares are issued, except as provided in Section 4.2 or another provision of the Plan.

18.5 Fractional Shares.  The Company shall not be required to issue fractional shares upon the exercise or settlement of any Award.

18.6 Severability.  If any one or more of the provisions (or any part thereof) of this Plan shall be held invalid, illegal or unenforceable in any respect, such provision shall be modified so as to make it valid, legal and enforceable, and the validity, legality and enforceability of the remaining provisions (or any part thereof) of the Plan shall not in any way be affected or impaired thereby.

18.7 Beneficiary Designation.  Subject to local laws and procedures, each Participant may file with the Company a written designation of a beneficiary who is to receive any benefit under the Plan to which the Participant is entitled in the event of such Participant’s death before he or she receives any or all of such benefit.  Each designation will revoke all prior designations by the same Participant, shall be in a form prescribed by the Company, and will be effective only when filed by the Participant in writing with the Company during the Participant’s lifetime.  If a married Participant designates a beneficiary other than the Participant’s spouse, the effectiveness of such designation may be subject to the consent of the Participant’s spouse.  If a Participant dies without an effective designation of a beneficiary who is living at the time of the Participant’s death, the Company will pay any remaining unpaid benefits to the Participant’s legal representative.

18.8 Unfunded Obligation.  Participants shall have the status of general unsecured creditors of the Company.  Any amounts payable to Participants pursuant to the Plan shall be unfunded and unsecured obligations for all purposes, including, without limitation, Title I of the Employee Retirement Income Security Act of 1974.  No Participating Company shall be required to segregate any monies from its general funds, or to create any trusts, or establish any special accounts with respect to such obligations.  The Company shall retain at all times beneficial ownership of any investments, including trust investments, which the Company may make to fulfill its payment obligations hereunder.  Any investments or the creation or maintenance of any trust or any Participant account shall not create or constitute a trust or fiduciary relationship between the Committee or any Participating Company and a Participant, or otherwise create any vested or beneficial interest in any Participant or the Participant’s creditors in any assets of any Participating Company.  The Participants shall have no claim against any Participating Company for any changes in the value of any assets which may be invested or reinvested by the Company with respect to the Plan.  Each Participating Company shall be responsible for making benefit payments pursuant to the Plan on behalf of its Participants or for reimbursing the Company for the cost of such payments, as determined by the Company in its sole discretion.  In the event the respective Participating Company fails to make such payment or reimbursement, a Participant’s (or other individual’s) sole recourse shall be against the respective Participating Company, and not against the Company.  A Participant’s acceptance of an Award pursuant to the Plan shall constitute agreement with this provision.

18.9 Choice of Law.  Except to the extent governed by applicable federal law, the validity, interpretation, construction and performance of the Plan and each Award Agreement shall be governed by the laws of the State of California, without regard to its conflict of law rules.

PLAN HISTORY AND NOTES TO COMPANY

December 15, 2004	Board adopts Plan with a reserve of 12 million shares.
April 20, 2005	Shareholders approve Plan.
January 1, 2006	Plan Effective Date
February 15, 2006	Change in control provisions are amended
December 20, 2006	Board amends Section 7 containing the terms for automatic awards for Non-Employee Directors, effective January 1, 2007
October 17, 2007
Board amends Section 7 as follows:

Define “Grant Date” for a particular calendar year as the first business day in March of that calendar year.  Previously, the grant date for awards in 2006 and 2007 was the first business day in January of that particular calendar year.  This amendment becomes effective starting with grants for 2008.

Amend the basis for calculating the per share value of stock option awards, so it is based on the average closing price of Stock during the months of November, December, and January preceding the grant.  Previously, the per share value of stock options awards for grants in 2006 and 2007 was based on the average closing price of Stock during the preceding month of November.  This amendment becomes effective starting with grants for 2008.

Clarify the language for settling restricted stock awards upon a Nonemployee Director’s retirement from the Board, to indicate that shares credited to a Nonemployee Director’s Restricted Stock Unit account may be settled after a Nonemployee Director ceases to be a member of the Board of Directors following five years of service on the Board.

  TABLE OF CONTENTS

Page

1.	Establishment, Purpose and Term of Plan	1
	1.1 Establishment	1
	1.2 Purpose	1
	1.3 Term of Plan	1
2.	Definitions and Construction	1
	2.1 Definitions	1
	2.2 Construction	7
3.	Administration	7
	3.1 Administration by the Committee	7
	3.2 Authority of Officers	7
	3.3 Administration with Respect to Insiders	8
	3.4 Committee Complying with Section 162(m)	8
	3.5 Powers of the Committee	8
	3.6 Option or SAR Repricing	9
	3.7 Indemnification	9
4.	Shares Subject to Plan	10
	4.1 Maximum Number of Shares Issuable	10
	4.2 Adjustments for Changes in Capital Structure	10
5.	Eligibility and Award Limitations	11
	5.1 Persons Eligible for Awards	11
	5.2 Participation	11
	5.3 Incentive Stock Option Limitations	11
	5.4 Award Limits	12
6.	Terms and Conditions of Options	13
	6.1 Exercise Price	13
	6.2 Exercisability and Term of Options	13
	6.3 Payment of Exercise Price	13
	6.4 Effect of Termination of Service	14
	6.5 Transferability of Options	14
7.	Terms and Conditions of Nonemployee Director Awards	15
	7.1 Automatic Grant of Restricted Stock	15
	7.2 Annual Election to Receive Nonstatutory Stock Option and RestrictedStock Units
	7.3 Grant of Nonstatutory Stock Option	15
	7.4 Grant of Restricted Stock Unit	16
	7.5 Effect of Termination of Service as a Nonemployee Director	17
	7.6 Effect of Change in Control on Nonemployee Director Awards	18

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	7.7 Right to Decline Nonemployee Director Awards	18

8.	Terms and Conditions of Stock Appreciation Rights	19
	8.1 Types of SARs Authorized	19
	8.2 Exercise Price	19
	8.3 Exercisability and Term of SARs	19
	8.4 Deemed Exercise of SARs	19
	8.5 Effect of Termination of Service	20
	8.6 Nontransferability of SARs	20
9.	Terms and Conditions of Restricted Stock Awards	20
	9.1 Types of Restricted Stock Awards Authorized	20
	9.2 Purchase Price	20
	9.3 Purchase Period	20
	9.4 Vesting and Restrictions on Transfer	20
	9.5 Voting Rights, Dividends and Distributions	21
	9.6 Effect of Termination of Service	21
	9.7 Nontransferability of Restricted Stock Award Rights	21
10.	Terms and Conditions of Performance Awards	21
	10.1 Types of Performance Awards Authorized	22
	10.2 Initial Value of Performance Shares and Performance Units	22
	10.3 Establishment of Performance Period, Performance Goals andPerformance Award Formula
	10.4 Measurement of Performance Goals	22
	10.5 Settlement of Performance Awards	23
	10.6 Voting Rights, Dividend Equivalent Rights and Distributions	24
	10.7 Effect of Termination of Service	24
	10.8 Nontransferability of Performance Awards	25
11.	Terms and Conditions of Restricted Stock Unit Awards	25
	11.1 Grant of Restricted Stock Unit Awards	25
	11.2 Vesting	25
	11.3 Voting Rights, Dividend Equivalent Rights and Distributions	25
	11.4 Effect of Termination of Service	26
	11.5 Settlement of Restricted Stock Unit Awards	26
	11.6 Nontransferability of Restricted Stock Unit Awards	26
12.	Deferred Compensation Awards	27
	12.1 Establishment of Deferred Compensation Award Programs	27
	12.2 Terms and Conditions of Deferred Compensation Awards	27

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13.	Other Stock-Based Awards	28
14.	Change in Control	28
	14.1 Effect of Change in Control on Options and SARs	28
	14.2 Effect of Change in Control on Restricted Stock and Other Awards	29
	14.3 Nonemployee Director Awards	29
15.	Compliance with Securities Law	29
16.	Tax Withholding	29
	16.1 Tax Withholding in General	29
	16.2 Withholding in Shares	30
17.	Amendment or Termination of Plan	30
18.	Miscellaneous Provisions	30
	18.1 Repurchase Rights	30
	18.2 Provision of Information	30
	18.3 Rights as Employee, Consultant or Director	30
	18.4 Rights as a Shareholder	31
	18.5 Fractional Shares	31
	18.6 Severability	31
	18.7 Beneficiary Designation	31
	18.8 Unfunded Obligation	31
	18.9 Choice of Law	32

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